UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2017

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                           Other Events.

On November 8, 2017, AvalonBay Communities, Inc. (the “Company”) priced a public offering (the “Offering”) of the following debt securities:

•                  an aggregate of $450,000,000 principal amount of its 3.20% Medium-Term Notes due 2028 (the “2028 Notes”); and

•                  an aggregate of $300,000,000 principal amount of its Floating Rate Notes due 2021 (the “Floating Rate Notes” and, collectively with the 2028 Notes, the “Notes”).

The Offering was made pursuant to a Pricing Supplement dated November 9, 2017, a Prospectus Supplement dated May 6, 2015 and a Prospectus dated February 19, 2015 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-202185).  The Terms Agreement, dated November 8, 2017, by and among the Company and Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives of the agents named therein, is filed as Exhibit 1.1 to this report.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture dated as of July 10, 2000, a Fourth Supplemental Indenture dated as of September 18, 2006, and a Fifth Supplemental Indenture dated as of November 21, 2014.

The 2028 Notes bear interest from November 15, 2017, with interest on the Notes payable semi-annually on January 15 and July 15, beginning on January 15, 2018.  The 2028 Notes will mature on January 15, 2028.

The Floating Rate Notes bear interest at a rate equal to (a) the three-month U.S. dollar LIBOR rate plus (b) 43 basis points, as determined pursuant to the terms of the Floating Rate Notes, from November 15, 2017, with interest on the Notes payable quarterly on January 15, April 15, July 15 and October 15, beginning on January 15, 2018.  The Floating Rate Notes will mature on January 15, 2021.

The Company will use the net proceeds, after estimated issuance costs, of approximately $742,870,500 from the sale of the Notes to reduce indebtedness outstanding under its $1,500,000,000 unsecured revolving credit facility or to prepay some or all of the indebtedness outstanding under its $300,000,000 variable rate unsecured term loan that was originated in 2014, or both, and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending such uses, the Company may invest the net proceeds from the sale of the Notes in short-term demand deposits, short-term money market funds or investment grade securities or other similar investments. Borrowings under the unsecured revolving credit facility and the term loan were used to fund the acquisition, development and redevelopment of apartment communities, to repay outstanding indebtedness and for general working capital purposes.

ITEM 9.01             Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated November 8, 2017, by and among the Company and Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives of the agents named therein

5.1*	Legal Opinion of Goodwin Procter LLP, dated November 15, 2017

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

* Filed herewith

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Terms Agreement, dated November 8, 2017, among the Company and the agents named therein

5.1*	Legal Opinion of Goodwin Procter LLP, dated November 15, 2017

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

November 15, 2017

	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer